UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2006

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

466 Kato Terrace, Fremont, California		94539
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-360-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2006, SCM Microsystems, Inc. (the "Company"), and Colas Overkott entered into a Separation Agreement (the "Separation Agreement"), pursuant to which Mr. Overkott left his position as executive vice president, sales and marketing with the Company, effective January 15, 2006.

Pursuant to the Separation Agreement, Mr. Overkott will receive a severance payment of approximately $220,000. In addition, Mr. Overkott will be eligible to receive an additional $100,000 bonus payment upon completion by June 30, 2006 of certain projects for the Company. The period during which he may exercise his Company stock options will also be extended for up to one year following his departure, subject to the approval of the Company’s Board of Directors and the provisions of the Company’s employee stock option plan. Under the Separation Agreement, Mr. Overkott will continue to provide limited support to the Company on various matters through the end of February 2006.

On January 17, 2006, the Company and Steven L. Moore, chief financial officer, entered into a new Employment Agreement ("the Employment Agreement"). The following is a summary of the material terms of the agreement.

Mr. Moore will continue to receive an annual base salary of $200,000 and to be eligible to receive an annual bonus up to 100% of his annual base salary in accordance with the Company's existing or future Management by Objective Bonus Plan ("MBO Plan"). In addition, Mr. Moore will be eligible to receive two special bonuses totaling $150,000 upon completion of certain projects for the Company.

If the Company terminates Mr. Moore's employment for any reason other than "cause" or Mr. Moore terminates his employment with the Company within 90 days of an event constituting "good reason" then Mr. Moore will be entitled to a severance package consisting of 1) payment of his then-current monthly base salary for one year following the termination of his employment; 2) payment of any bonus earned during 2005 (if not already paid) under the Company's MBO Plan and a pro rata portion of any bonus earned under the MBO Plan during 2006; and 3) payment of any special bonus earned with respect to projects completed within 180 days of the date of Mr. Moore's termination. In addition, Mr. Moore will be entitled to receive coverage under the Company's group health insurance program for up to one year following the date of termination.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 15, 2006, Colas Overkott left his position as executive vice president, sales and marketing of the registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

January 20, 2006	By:	/s/ Steven L. Moore

Name: Steven L. Moore
Title: Chief Financial Officer and Secretary